UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2017, Cedar Realty Trust, Inc. (the “Company”) and Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”) entered into an underwriting agreement with Raymond James & Associates, Inc., as representative of the several underwriters named therein (the “Underwriters”), for the sale of 2,000,000 shares of the Company’s 6.50% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series C Preferred Stock”). The Company also granted the Underwriters a 30-day option to purchase up to 300,000 additional shares of Series C Preferred Stock at the public offering price, less the underwriting discount. The offering is expected to close on December 15, 2017. The shares of the Series C Preferred Stock to be sold in the offering are a further issuance of and will form a single series with, and will have the same terms as, the Series C Preferred Stock sold by the Company on August 24, 2017.

The shares of Series C Preferred Stock are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203667). A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriters have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. The Underwriters have received, and may in the future receive, customary fees and commissions for these transactions.

The Company anticipates that net proceeds of the offering, after deducting the underwriting discount and other offering expenses, will be approximately $48.3 million ($55.5 million if the underwriters exercise in full their option to purchase additional shares). The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for preferred units of limited partnership interests that have substantially identical economic terms as the Series C Preferred Stock. The Operating Partnership intends to use the net proceeds contributed to it from the offering to partially redeem outstanding shares of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”).

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 12,500,000 shares of preferred stock. On December 12, 2017, the Company filed articles supplementary with the Maryland State Department of Assessments and Taxation, which were effective upon filing, reducing the number of authorized but unissued shares of the Company’s Series B Preferred Stock by 400,000 shares (which were redeemed or repurchased by the Company from time to time prior to the date thereof), and reclassifying such shares as authorized but unissued shares of Series C Preferred Stock. A copy of the articles supplementary described in this paragraph is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with the filing of the articles supplementary, on December 12, 2017, the Company entered into an amendment to the Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P. with the Operating Partnership pursuant to which the number of preferred units of the partnership interest in the Operating Partnership designated as the 6.50% Series C Cumulative Redeemable Preferred Operating Partnership Units was increased from 6,050,000 units to 6,450,000 units. A copy of the Amendment No. 11 to Agreement of Limited Partnership of the Operating Partnership is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01	Other Events.

On December 13, 2017, the Company announced that it will redeem 2,000,000 shares of its Series B Preferred Stock, representing approximately 58% of the total outstanding shares of the Series B Preferred Stock. The shares of Series B Preferred Stock will be redeemed at a price of $25.00 per share plus all accrued and unpaid dividends up to (but excluding) the redemption date of January 12, 2018. The shares of Series B Preferred Stock will be redeemed in accordance with the applicable procedures of The Depository Trust Company, the registered holder of all shares of outstanding Series B Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 13, 2017, by and among Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P. and Raymond James & Associates, Inc., as representative of the several underwriters named therein.

3.1	Articles Supplementary to Articles of Incorporation of the Company, dated December 12, 2017.

3.2	Amendment No. 11 to Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P., dated December 12, 2017.

5.1	Opinion of Goodwin Procter LLP with respect to validity of the Series C Preferred Stock.

8.1	Opinion of Goodwin Procter LLP with respect to tax matters.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2017

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer

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